NEWS RELEASE
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NEWS FOR RELEASE: IMMEDIATE                  CONTACT:  Lee A. Brown
                                             Ramtron International Corporation
                                             719/481-7213

                 RAMTRON UPDATES PATENT INTERFERENCE STATUS

COLORADO SPRINGS, CO, May 19, 1997 - U.S. Semiconductor maker Ramtron International Corporation (Nasdaq:RMTR) announced today it has received an adverse decision from the United States Patent and Trademark Office in a patent interference case involving one of the company's 40 issued U.S. patents. The company intends to pursue its legal appeal options, which may include further proceedings in the Patent Office, Federal District Court, or the Court of Appeals for the Federal Circuit.

"In light of this development, the company will pursue further legal remedies as planned," said L. David Sikes, Ramtron's chairman and CEO. "Ramtron is the senior party in this matter and remains in possession of this issued patent throughout continuing legal proceedings. We have vigorously defended our patent rights in this interference contest and will continue such efforts."

Ramtron holds 91 international and U.S. patents covering its technologies and products, and has more than 93 additional patent applications filed.

For more information about Ramtron and its products, contact: Communications Department, Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado, USA, 80921. Telephone is 800-545-FRAM (3726); FAX is 719-481-9294; E-mail address is info@ramtron.com. Homepage is http://www.csn.net/ramtron.